UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 19, 2006
JAFRA WORLDWIDE HOLDINGS (LUX) S.àR.L
(Exact Name of Registrant as Specified in its Charter)

Luxembourg	333-106666	98-0399297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
370 Route de Longwy
L-1940 Luxembourg
Luxembourg
(Address of Principal Executive Offices)
(Zip Code)
(352) 226027
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Amendment of a Material Definitive Agreement
Item 9.01. Exhibits
SIGNATURES
EXHIBIT 99.1

Item 1.01. Amendment of a Material Definitive Agreement.
     On December 19, 2006, Jafra Cosmetics International, Inc. (the “Company”, a wholly owned subsidiary of Jafra Worldwide Holdings (Lux) S.áR.L. (the “Issuer”)) informed Enrique Marco, the Company’s Chief Financial Officer, that pursuant to Section 3.3 of Mr. Marco’s employment agreement, the Company would be changing Mr. Marco’s bonus structure for fiscal 2007. The revised bonus structure is set forth in a letter (the “Additional Compensation Letter”) dated November 24, 2006 but not delivered by the Company to Mr. Marco until December 19, 2006. The Additional Compensation Letter provides that if the Company achieves at least 85% of certain financial performance targets set by the Company’s Board (the “Net Activity Targets”), Mr. Marco will receive a bonus of 36% of his base salary, which amount increases incrementally to up to 60% of his base salary if the Company achieves 100% of Net Activity Targets. Mr. Marco would receive additional bonuses equal to 1.2% of his base salary for each 1% of Net Activity above 100% of the Net Activity Targets up to a maximum bonus of 84% of his base salary, in each case as more fully described in the Additional Compensation Letter attached as Exhibit 99.1.
Item 9.01. Exhibits.
99.1 Letter regarding Additional Compensation from Jafra Cosmetics International, Inc. to Enrique Marco, dated as of November 24, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 20, 2006

JAFRA WORLDWIDE HOLDINGS (LUX) S.ÀR.L.
By:	/s/ Enrique Marco
Enrique Marco
Chief Financial Officer